AMENDMENT NO. 1

                                       TO

                     AMENDED AND RESTATED LICENSE AGREEMENT

     This Amendment No. 1 to Amended and Restated License Agreement (this "Amendment") is entered into this 25th day of October, 1999 (the "Effective Date"), by and between Softalk, Inc., an Ontario corporation whose principal offices are located at 415 Yonge Street, Suite 1701, Toronto, Ontario
("Softalk"), and Wavetech International, Inc., a Nevada corporation whose principal offices are located at 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711 ("Wavetech"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in that certain Amended and Restated License Agreement, dated as of July 30, 1999, between Wavetech and Softalk (the "Original Agreement").

                                    RECITALS

     A. Wavetech and Softalk previously entered into the Original Agreement.

     B. The parties desire to further amend the Original Agreement to grant Wavetech and its subsidiaries a world-wide exclusive license to distribute, market, service, sell and sublicense any and all of Softalk's services and products (whether now existing or hereafter developed or acquired by Softalk) to Commercial Accounts (as hereinafter defined), and (ii) a world-wide nonexclusive license to distribute, market, service, sell and sublicense any and all of Softalk's services and products (whether now existing or hereafter developed or acquired by Softalk) to individual accounts.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The first sentence of Section 1.1 of the Original Agreement shall be deleted and replaced in its entirety by the following sentence:

     "Subject to the terms and conditions of this License Agreement, Softalk hereby grants to Wavetech and each of its subsidiaries (whether now existing or hereafter acquired or formed), for the term of this License Agreement, an exclusive, non-transferable worldwide license, to the current and future communications software developed by Softalk commonly referred to as ICALL, IBILL and IFAX (collectively, the "Softalk Products") for use by Wavetech and its subsidiaries in connection with the distribution, marketing, service, sale and sublicense of the Softalk Products to Commercial Accounts."

     2. The following new sentence shall be added to the end of Section 1.1 of the Original Agreement:

     "Subject to the terms and conditions of this License Agreement, Softalk hereby grants to Wavetech and each of its subsidiaries (whether now existing or hereafter acquired or formed), for the term of this License Agreement, a non-exclusive, non-transferable worldwide license, to the Softalk Products for use by Wavetech and its subsidiaries in connection with the distribution, marketing, service, sale and sublicense of the Softalk Products to individual accounts."

     3. All references in the Original Agreement to "Wavetech" shall be deemed to include Wavetech and each of its subsidiaries, whether now existing or hereafter acquired or formed.

     4. The term "Commercial Accounts" shall mean any corporation (with one or more shareholders), limited liability company, partnership, association or other entity or organization, provided, however, that this definition shall not include any charitable gifts made by Softalk.

     5. In consideration for this Amendment, Wavetech shall issue to Softalk the following warrants, which shall contain a cashless exercise provision:

          a. a five-year warrants to purchase an aggregate of 3,246,753 shares of Wavetech Common Stock at a per share exercise price of U.S. $3.25;

          b. a five-year warrants to purchase an aggregate of 1,000,000 shares of Wavetech Common Stock at a per share exercise price of U.S. $5.00; and

          c. a five-year warrants to purchase an aggregate of 1,000,000 shares of Wavetech Common Stock at a per share exercise price of U.S. $10.00.

Wavetech hereby agrees to promptly prepare and file an appropriate registration statement with the U.S Securities and Exchange Commission, on a best effort basis, to register for resale the shares of Wavetech Common Stock issuable upon exercise of the aforementioned warrants.

     6. Except as set forth in this Amendment, all other terms of the Original Agreement shall remain in full force and effect.

     7. This Amendment shall be governed by the law set forth in Section 14 of the Original Agreement.

SOFTALK, INC.

BY: /s/ A. Chris Lang
   -------------------------------
NAME: A. Chris Lang
     -----------------------------
TITLE: President
      ----------------------------
DATE: 10/25/99
     -----------------------------


WAVETECH INTERNATIONAL, INC.


BY: /s/ Gerald I. Quinn
   -------------------------------
NAME: Gerald I. Quinn
     -----------------------------
TITLE: President & CEO
      ----------------------------
DATE: 10/25/99
     -----------------------------